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                                                                      Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the inclusion of our reports dated February 16, 1999, included in this Form 10-K for the year ended December 31, 1998 and, in Coventry Corporation's previously filed registration statements as listed:

                           Form S-8 Registration Statement No. 33-71806
                           Form S-8 Registration Statement No. 33-57014
                           Form S-8 Registration Statement No. 33-81356
                           Form S-8 Registration Statement No. 33-81358
                           Form S-8 Registration Statement No. 33-82562
                           Form S-8 Registration Statement No. 33-87114
                           Form S-3 Registration Statement No. 33-90268
                           Form S-3 Registration Statement No. 33-95084
                           Form S-8 Registration Statement No. 33-97246
                           Form S-8 Registration Statement No. 333-39581 Form S-8 Registration Statement No. 333-36735 Form S-3 Registration Statement No. 333-47239

and in the Coventry Health Care, Inc.

                           Form S-4 Registration Statement No. 333-45821

                                                             ARTHUR ANDERSEN LLP

Baltimore, Maryland
March 26, 1999